KINERET KALLMAN

November 14, 2016

Nano Mobile Healthcare Inc.
Three Columbus Circle
15th Floor
New York, NY 10019

Attn: Joe Peters

Kineret Kallman (the “Owner”) is the owner of certain notes (the “Notes”) of Nano Mobile Healthcare Inc. (the “Company”) and Owner may have certain claims against the Company relating to the Notes. For good and valuable consideration, the receipt of which is hereby acknowledged by the Company, the Company and Owner agree as follows:

1.                  The Company agrees to pay Owner (or her designees) the sum of $101,500 (the “Payment Amount”), which payment shall be paid in 29 equal installments of US$ 3,500.00 beginning on the date of the execution of this letter agreement by the Company, and thereafter on the first day of each calendar month (or the next business day thereafter if such first day of a calendar month is not a business day) beginning on December 1, 2016, by wire transfer of immediately available funds to an account designated by Owner; provided that if after the date hereof, the Company or any of its subsidiaries (i) receives any third party debt or equity cash financing in excess of $1,000,000, (ii) merges, consolidates with or combines with any other non-affiliated entity, only to the extent that the Company receives cash consideration in excess of $1,000,000, (iii) sells assets for cash in excess of $1,000,000 or (iv) licenses any of its assets (including any intellectual property) for cash in excess of $1,000,000, the entire unpaid portion of the Payment shall become due and payable simultaneously upon the occurrence of such event.

2.                  Upon and subject to the completion of the receipt by Owner of the full Payment Amount, (i) the Owner on behalf of herself, her affiliates, associates and family members (the “Owner Released Parties”) forever releases and discharges the Company (its successors and permitted assigns), it subsidiaries and their respective officers, directors, associates and affiliated parties (but excluding David Leftkowitz) (collectively, the “Company Released Parties”) from all claims that the Owner Released Parties have or may have against the Company Released Parties and (ii) the Company on behalf of itself and the Company Released Parties forever releases and discharges the Owner Released Parties from all claims that the Company Released Parties have or may have against the Owner Released Parties.

3.                  After the date hereof, the (i) Owner will not, and will cause the Owner Released Parties not to, make any negative statements regarding the Company Released Parties and (ii) Company will not, and will cause the Company Released Parties not to, make any negative statements regarding the Owner Released Parties; provided that nothing in this paragraph 3 shall prohibit any Company Released Party or Owner Released Party from enforcing its rights under this letter agreement, including making any statements in any documents filed by such person with a court or governmental authority in connection therewith.

4.                  This letter agreement and the provisions set forth herein shall remain strictly confidential by the parties and shall not be disclosed to any third parties, other than such parties accountants and attorneys who need to know such information and such disclosure as required by applicable law; provided that a party shall be responsible for the breach by their representatives of this provision.

5.                  This letter agreement and any claim or controversy thereunder shall be governed by the laws of the state of New York.

6.                  This letter agreement may not be amended without the consent of both parties and shall be binding on the parties and their successors and permitted assigns.

7.                  This letter agreement constitutes the entire agreement among the parties with respect to the matters addressed herein or therein and supersede all prior discussions, negotiations and agreements, oral and written, with respect thereto; provided, however, that except as expressly set forth herein, this letter agreement shall not modify any other agreements between or among the Parties, which shall remain in full force and effect subject to their terms. The Company Released Parties (other than the Company) and the Owner Released Parties (other than Owner) shall be third party beneficiaries of this letter agreement.

[Remainder of the page left intentionally blank]

1

If the foregoing correctly sets forth our agreement, please so indicate by signing in the space provided below.

KINERET KALLMAN

__________________________________
Name:
Title:

NANO MOBILE HEALTHCARE INC.

___________________________________
Name:
Title:

2